Exhibit 10.3

CONSENT AND FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS CONSENT AND FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 2, 2018, by and among SILICON VALLEY BANK, a California corporation (“Bank”), MINDBODY, INC., a Delaware corporation (“Existing Borrower”), and BOOKER SOFTWARE, INC., a Delaware corporation (“New Borrower”, and together with Existing Borrower, each a “Borrower” and, collectively, “Borrower”).
RECITALS
A.Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of January 12, 2015, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 9, 2015, that certain Second Amendment to Loan and Security Agreement dated as of January 29, 2016, and that certain Third Amendment to Loan and Security Agreement dated as of January 12, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) consent to the Booker Merger (as defined below), (ii) add New Borrower as a “Borrower” thereunder and (iii) make certain other amendments to the Loan Agreement as more specifically set forth below.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Consent. Existing Borrower has informed Bank that it desires to enter into that certain Agreement and Plan of Merger, by and among Existing Borrower, Harley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), New Borrower and the Shareholder Representative Services, LLC, dated on or about March 12, 2018 and attached hereto as Annex I (the “Booker Merger Agreement”) pursuant to which Merger Sub, a wholly-owned subsidiary of Existing Borrower will merge with and into New Borrower with New Borrower as the surviving entity and a new wholly-owned subsidiary of Existing Borrower (the “Booker Merger”). Section 7.3 of the Loan Agreement prohibits Borrower and/or its Subsidiaries from merging with or into any other Person without Bank’s prior written consent. Bank hereby consents to the Booker Merger, execution, delivery and performance by the parties of the Booker Merger Agreement and agrees that consummation of the Booker Merger on the terms set forth in the Booker Merger Agreement will not constitute an Event of Default under the Loan Agreement.
3.    Amendments to Loan Agreement.
3.1    Joinder. From and after the Fourth Amendment Effective Date, New Borrower hereby absolutely and unconditionally:
(A)     (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the obligations, liabilities and indemnities of a Borrower under the Loan Agreement as amended by this Amendment and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to (x) all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower in the Loan Agreement as amended by this Amendment and the other Loan Documents and (y) all of the representations and warranties of or respecting a Borrower contained in the Loan Agreement as amended by this Amendment and the other Loan Documents except those representations and warranties specifically referencing information listed on the Perfection Certificate which shall be true and correct on the date of delivery of the Perfection Certificate in accordance with the terms of this Amendment; and
(B)    collaterally assigns and transfers to the Bank, and hereby grants to the Bank, a continuing security interest in all of New Borrower’s now owned and existing and hereafter acquired and arising Collateral other than that certain Money Market Account at Comerica Bank no. XXXXXXXXX-X, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations under the Loan Documents. New Borrower hereby authorizes the Bank to file at any time uniform commercial code financing statements in such jurisdictions and offices as the Bank deems necessary in connection with the perfection of a security interest in all of New Borrower’s now owned or hereafter arising or acquired Collateral, including, without limitation, accounts receivable, deposit accounts, equipment, general intangibles, inventory, and any and all other personal property of New Borrower, and all products, substitutions, replacements, and proceeds of such Collateral. New Borrower has read the Loan Agreement and affirmatively grants to Bank all rights to New Borrower’s Collateral as set forth in said Loan Agreement and the Loan Documents.
3.2    Section 6.8 (Operating Accounts). Section 6.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“6.8    Operating Accounts.
(a)    Maintain, at all times, its primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, which accounts shall, as of the last day of each month, represent at least eighty five percent (85.0%) of the dollar value of Borrower’s accounts at all financial institutions. Booker may maintain its accounts at Comerica Bank nos. XXXXXXXXXX, XXXXXXXXXX and XXXXXXXXXX (the “Comerica Accounts”) as long as on or prior to the date that is thirty (30) days after the Fourth Amendment Effective Date, Booker delivers to Bank a Control Agreement in favor of Bank for the Comerica Accounts.
    (b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) the Comerica Accounts for a period of time not to exceed thirty (30) days after the Fourth Amendment Effective Date (or such later date as Bank may, in its sole discretion, agree in writing) or (iii) that certain Money Market Account at Comerica Bank no. XXXXXXXXX-X.”
3.3    Section 9.8 (Borrower Liability). New Section 9.8 hereby is added to the Loan Agreement to read in its entirety as follows:
“9.8    Borrower Liability. Either Borrower may, acting singly, request Advances hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any other Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.”
3.4    Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, to read as follows:
“Booker” means Booker Software, Inc., a Delaware corporation.

“Borrower” means, individually and collectively, Mindbody, Inc., a Delaware corporation and Booker Software, Inc., a Delaware corporation.

“Fourth Amendment Effective Date” is April 2, 2018.

3.5    Section 13 (Definitions). The defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsection (i) thereof and adding new subsection (j) to read in its entirety as follows:
“(i)    For a period of time not to exceed forty-five (45) days after the Fourth Amendment Effective Date, Indebtedness in an amount not to exceed Two Hundred Seventy-Five Thousand Dollars ($275,000) owing from Booker to Comerica Bank in connection with that certain letter of credit no. XXXXXXXXX provided by Comerica Bank to Booker; and
(j)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”
3.6    Section 13 (Definitions). The defined term “Permitted Liens” in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsection (j) thereof and adding new subsection (k) to read in its entirety as follows:
“(j)    For a period of time not to exceed forty-five (45) days after the Fourth Amendment Effective Date (or such later date as Bank may, in its sole discretion, agree in writing), Liens on up to Two Hundred Seventy-Five Thousand Dollars ($275,000) in cash Collateral in an account at Comerica Bank to secure Booker’s obligations under that certain letter of credit no. XXXXXXXXX provided by Comerica Bank to Booker; and
(k)    Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.”
3.7    All references in the Loan Documents to “Borrower” shall hereafter mean and include New Borrower in addition to Existing Borrower.
4.    Limitation of Amendments.
4.1    The consent and amendments set forth in Section 2 and Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) except those representations and warranties specifically referencing information listed on the Perfection Certificate which shall be true and correct on the date of delivery of the Perfection Certificate in accordance with the terms of this Amendment and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered or made available via the SEC’s EDGAR system, to Bank on or before the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    Effectiveness. This Amendment shall be deemed effective upon: (a) the due execution and delivery to Bank of the following in form and substance satisfactory to Bank: (i) this Amendment by each party hereto, (ii) an Intellectual Property Security Agreement from New Borrower, (iii) a fully executed copy of the Booker Merger Agreement substantially in the form attached hereto as Annex I, and (iv) Borrowing Resolutions for New Borrower in the form attached hereto; (b) the filing of a UCC-1 Financing Statement in favor of Bank with respect to New Borrower; (c) delivery to Bank of New Borrower’s Operating Documents and a long-form good standing certificate of New Borrower certified by the Secretary of State of each of DE and NY and any other state in which New Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Fourth Amendment Effective Date; (d) delivery to Bank of evidence, satisfactory to Bank in its sole discretion confirming that all Liens filed against New Borrower and its property (including Intellectual Property) and Frederick Labs LLC and its property by each of Comerica Bank and Escalate Capital Partners SBIC III, LP have been terminated and released, other than Permitted Liens; and (e) payment of all Bank Expenses incurred through the date of this Amendment, each of which may be debited from any of Borrowers’ accounts at Bank.
9.    Post-Closing Conditions. As soon as possible, but in any event not later than twenty (20) days after the Fourth Amendment Effective Date, Borrower shall deliver to Bank a duly executed and completed Perfection Certificate, in form and substance satisfactory to Bank for New Borrower. As soon as possible, but in any event not later than the date that is forty-five (45) days after the Fourth Amendment Effective Date (or such later date as Bank may, in its sole discretion, agree in writing), Borrower shall deliver to Bank a Control Agreement for the Comerica Accounts in favor of Bank in form and substance satisfactory to Bank in its good faith business judgment.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK: SILICON VALLEY BANK By: /s/ Frank O’Brien Name: Frank O’Brien Title: Vice President	BORROWER: MINDBODY, INC. By: /s/ Brett White Name: Brett White Title: COO & CFO

BOOKER SOFTWARE, INC. By: /s/ Brett White Name: Brett White Title: CEO

[Signature Page to Consent and Fourth Amendment to Loan and Security Agreement]

Annex I
[Booker Merger Agreement – see attached]

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:     BOOKER SOFTWARE, INC.        DATE:     April 2, 2018
BANK:     SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:
1.    I am the Secretary, Assistant Secretary, Assistant General Counsel or other officer of Borrower. My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.    Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of Delaware. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Brett White	CEO	/s/ Brett White	☒
Eric Steinbroner	CFO	/s/ Eric Steinbroner	☒
________________________	_________________________	_________________________	☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Eric Steinbroner

Name: Eric Steinbroner

Title: CFO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: /s/ Brett White

Name:     Brett White

Title:     CEO